Agreement made as of the 1st day of May, 2000 between Struthers, Inc. (hereinafter referred to as the "Company" and/or "Employer") with offices at 1 Carriage Lane, Bldg. D. Suite G-B, Charleston, South Carolina 29407 and Bertram
K. Remley (hereinafter referred to as "Employee") residing at 13 Brigadon Lane, Charleston, SC 29414.

         Whereas, the Company wishes to employ the Employee as its Chief Financial Officer ("CFO"); and

         Whereas, the Employee wishes to become the CFO of the Company.

         Now, therefore, the parties hereto agree as follows:

         1. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         2. The terms of this Agreement shall commence on the date hereof and shall continue for 36 months, unless sooner terminated as herein provided. This Agreement may be extended by mutual written agreement of the parties.

         3. The Company agrees to pay Employee during his employment hereunder a sa1ary at the annual rate of $60,000 payable in equal bi-weekly installments at the end of each bi-weekly period. Salary payments shall be subject to withholding of applicable taxes and other applicable deductions.

         4. Employee shall undertake the duties of a CFO, responsible for financial operations, human resources and general administration duties as, from time to time, are given to him by the Company. Employee agrees to serve the Company and faithfully and to the best of his ability shall devote his entire professional time, attention and energy to the business of the Company and except as herein specifically otherwise provided, shall devote his entire professional time, attention and energy to thc business of the Company during regular business hours and any such other times as the Company may reasonably request. During the term hereof, and without the written consent of the Company, Employee may not be engaged in any other business or professional activity.

         5. The parties acknowledge that the Employer is in the swine industry in which, among other things, it markets, distributes and sells artificial insemination products and meal by-products worldwide. The parties further acknowledge that Employer's business is highly specialized and that Employee has general experience in this field. Employee acknowledges that documents and other information regarding Employer's methods, pricing and costs, as well as information pertaining to Employer's customers, are highly confidential and constitute trade secrets and that this is so for the purpose of this Agreement even though Employee may have prior knowledge in these area.

         6. During the term of this Agreement, Employee may have access to, and become familiar with, various trade secrets and confidential information belonging to Employer, including, but not limited to, the documents and information referred to in Paragraph 5 above. Although Employee may have prior personal knowledge of the foregoing, Employee acknowledges that such confidential infommtion and trade secrets are owned and shall continue to be owed solely by Employer. During the term of his employment and for thirty-six
(36) months after this Agreement expires by its term or such employment is terminated for any reason, regardless of whether termination is initiated by Employer or Employee, Employee agrees not to use, communicate, reveal or otherwise make available such information for any purpose whatsoever, or to divulge such information to any person, partnership, corporation or entity other than Employer or persons expressly designated by Employer, unless such Employee is compelled to disclose it by judicial process.

         7. Under no circumstances sha1l Employee remove from Employer's office any of Employer's books, records, documents, or customer lists, or any copies of such documents. without the Employer's prior written consent; nor shall Employee make any copies of such books, records, documents, or customer lists for use outside of Employer's office, except as specifically authorized in writing by Employer; nor shall Employee have the power or authority to enter into or execute any agreements on behalf of Employer.

         8. Employee agrees that for a period of twenty-four (24) months after this Agreement expires by its term or has been terminated for any reason, regardless of whether the termination is initiated by Employer or Employee:

         (a) Employee will not, directly or indirectly, solicit any person, company, firm, or corporation who is or was a customer of Employer during a period of five (5) years prior to the termination of Employee's employment. Employee agrees not to solicit such customers on behalf of himself or any other person. firm, company, or corporation.

         (b) Employee will not accept employment with, or act as a consultant, contractor, advisor, or in any other capacity for, a competitor of the Employer, or enter into competition with the Employer, either by himself or through any entity owned or managed in whole or in part by the Employee.

         (c) The parties have attempted to limit Employee's right to compete only to the extent necessary to protect Employer from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that, if the scope or enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances existing at that time.

         (d) Employee further acknowledges that; (1) in the event his employment with Employer termnates for any reason, regardless of whether the termination is initiated by Employer or Employee, he will be able to earn a livelihood without violating the foregoing restrictions; and (2) his ability to earn a livelihood without violating such restrictions is a material condition of his employment with Employer.

         9. Employee acknowledges that: (1) compliance with Paragraph 5 through 8 herein is necessary to protect the Employer's business and good will; (2) a breach of those Paragraphs will irreparably and continually damage Employer; and
(3) an award of money damages will not be adequate to remedy such harm.

         (a) Consequently. Employee agrees that, in the event he breaches or threatens to breach any of these covenants, Employer shall be entitled to both: (1) a preliminary or permanent injunction in order to prevent the continuation of such harm; and (2) money damages, insofar as they can be determined, including, without limitation, the recovery of the full amount of any fees, compensation, or other remumeration earned by Employee during and/or as a result of any such breach and all reasonable costs and attorneys' fees incurred by the Employer in enforcing the provisions of this Agreement. Nothing in this Agreement, however, shall prohibit Employer from also pursuing any other remedy.

         (b) If, after the expiration of the twenty-four (24) month period referred to in Paragraph 8 hereof, employee becomes affiliated with any business that competes with Employer, either as a shareholder, manager, partner, creditor, employee, consultant, agent or independent contractor, and during the thirty-six (36) month period enumerated in Paragraph 6 herein a customer or account of Employer becomes a customer or account of the competing business with which Employee is affitiated, this fact shall be presumptive evidence that Employee has breached the terms of this Agreement, and the burden of proving otherwise shall rest upon Employee.

         10. If, in one or more instances, either party fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present, or future right granted under this Agreement, and the obligations of both parties under this Agreement shall continue in full force and effect.

         11. This Agreement shall terminate pursuant to Paragraph 2 or upon anyone of the following events:

         (a)   The mutual agreement of the parties;

         (b)   Immediately upon the death of Employee;

         (c) Upon thirty (30) days written notice given by either party to the other; or

         (d) Termination by the Employer if Employee is not acting to the best of his ability and/or in the best interests of the Company.

         12. The obligations contained in Paragraphs 5-8 shall survive the termination of this Agreement. In addition, the termination of this Agreement shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of this Agreement, or which may arise by any event causing the ternlination of this Agreement.

         13. Employee shall not have the right to assign any of his rights or obligations under this Agreement without the prior written approval of the Employer.

         14. If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is separable from every other provision, paragraph, and subparagraph, and constitutes a separate and distinct covenant.

         15. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, executors, administrators, and personal representatives.


         16. Any notice to be given herein shall be in writing and sent by postage prepaid, certified mail, return receipt requested, to the party to whom notice is being sent at the address as set forth in this Agreement. Either party may change the address to which notices are to be sent by so notifying the other party in writing as set forth in this Paragraph. If mailed as provided in this Agreement, notice shall be deemed to have been given as of the date of mailing.

         17. This Agreement constitutes the complete understanding between the parties, all prior representations or agreements having been merged into this Agreement.

         18. No alteration of or modification to any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

         19. This Agreement shall be subject to and governed by the laws of the State of Nevada without giving effect to the principles of conflicts of law.

         In witness whereof, thc parties hereto have executed this Employment Agreement as of the date heretofore set forth.

STRUTHER.S. INC.


By   /s/ Douglas W. Beatty
---------------------------------
Douglas W. Beatty, President



/s/ Bertram K. Remley
----------------------------
Bertram K. Remley

STATE OF SOUTH CAROLINA  )
                                        ) SS.:
COUNTY OF CHARLESTON      )


         On the 14 day of August, 2000 before me personally came Douglas W-Beatty, to me known, who being by me duly sworn, did depose and say that he is the President of Struthers, Inc., the corporation described in and which executed the foregoing Employment Agreement and that he signed his name thereto by order of the Board of Directors of said corporation.


/s/ Rhett Seabrook
------------------
Notary Public              My commission expires March 18, 2008


STATE OF SOUTH CAROLINA  )
                         ) SS.:      My commission expires March 18, 2008
COUNTY OF CHARLESTON     )

         On the 22 day of August, 2000 before me personally came Bertram K. Remley, to me known to be the individual described in and who executed the foregoing Employment Agreement, and acknowledged that he executed the same.


/s/ Rhett Seabrook
------------------------
Notary Public